Exhibit 14.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-104426, 333-59058 and 333-138474), Form F-3/A (No. 333-114411) and Form F-3 (No. 333-154960 and 333-177577) of Global Sources Ltd. of our report dated March 22, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
Singapore
April 26, 2012